UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 2, 2010, the Mesa Offshore Trust (the “Trust”) issued a press release announcing its plans to terminate the Trust in accordance with the Trust’s Royalty Trust Indenture (the “Trust Indenture”) and the Final Settlement Agreement, dated May 18, 2009, by and among JP Morgan Chase Bank, N.A. (the “Trustee”), MOSH Holding, L.P., Dagger-Spine Hedgehog Corporation, Pioneer Natural Resources Company, Pioneer Natural Resources Company USA, Inc., and Woodside Energy (USA), Inc.  (the “Settlement Agreement”).  The Settlement Agreement became final and non-appealable on February 1, 2010.

The Trustee expects to close the Trust’s unit transfer books, trading of the units of beneficial interest in the Trust would cease on the OTC Bulletin Board, and the Trust’s transfer agent will stop processing any unit transfers as of the close of business on February 22, 2010.

Following the termination and liquidation of the Trust, the Trustee intends to make one or more liquidating distributions of the Trust’s remaining assets to the unitholders.  It is anticipated that the first liquidating distribution to unitholders will be made on or about March 24, 2010, absent any unforeseen circumstances.  All distributions will be made in cash to unitholders of record as of the date the transfer books are closed, which is expected to be February 22, 2010.  The Trustee will hold in reserve amounts sufficient to cover estimated expenses associated with the winding up and termination of the Trust.   Amounts remaining after the completion of the termination of the Trust, if any, will be paid to unitholders in a second liquidating distribution.

The Trustee will continue to act as Trustee and exercise its powers for the purpose of liquidating and winding up the affairs of the Trust at its termination until its duties have been fully performed and the Trust estate is finally distributed.  In accordance with the Trust Indenture, the Trustee will as promptly as possible distribute the assets in the Trust estate (including settlement proceeds), after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities.

Pursuant to General Instruction B.2 of Form 8-K, the Notice to Unitholders of Mesa Offshore Trust attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1	Mesa Offshore Trust Press Release dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: February 2, 2010	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 99.1	Mesa Offshore Trust Press Release dated February 2, 2010.